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                  DAEDALUS ENTERPRISES, INC. AND SUBSIDIARIES


                                                                   EXHIBIT 21.01




                          SUBSIDIARIES OF THE COMPANY


                      Name of Subsidiary                        Place of Incorporation
                      ------------------                        ----------------------
     Technical Promotions, Inc.                                        Michigan
     Daedalus International, Inc.                                      Michigan
     Daedalus Enterprises Export Corp.(1)                              Barbados


     (1) Small Foreign Sales Corporation


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